Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 20 7516 7548

Tel: +44 20 7773 9098

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Attn: General Counsel

Fax: +1 (646) 291-1469

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Attn: Manager, Transaction Management

Fax: +44 20 7597 8644

Tel: +44 20 7597 8000

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Attn: Transaction Management Group

Fax: 00 44 207 992 4973

Tel: 00 44 207 991 8888